UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2009

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2009, Landry's Restaurants, Inc., a Delaware corporation ("Landry's" or the "Company"), entered into a definitive merger agreement with a company wholly-owned by Tilman J. Fertitta, Chairman, Chief Executive Officer and President of Landry’s. Pursuant to the agreement, the Fertitta company has agreed to acquire all of Landry’s outstanding common stock not already owned by Mr. Fertitta for $14.75 per share in cash.

The offer price represents a premium of approximately 37% over the closing share price of Landry’s common stock on November 2, 2009, the last trading day before the announcement of the transaction. The total value of the transaction is approximately $1.2 billion. On November 2, 2009, Mr. Fertitta beneficially owned approximately 55.1% of Landry’s outstanding shares of common stock.

In August 2009, the Company's Board of Directors formed a Special Committee comprised of outside, non-employee directors to review strategic alternatives. The Special Committee retained legal advisors and engaged Moelis & Company as its financial advisor. In September, Mr. Fertitta proposed to the Special Committee a going private transaction which would have resulted in Landry’s stockholders receiving shares of Landry’s Saltgrass, Inc. subsidiary in exchange for their Landry’s shares. After reviewing the proposal, the Special Committee rejected Mr. Fertitta’s proposal as inadequate. Mr. Fertitta then proposed an all-cash transaction, which led to the negotiation and execution of the merger agreement.

The proposed merger transaction is subject to approval by Landry’s stockholders, including approval by the holders of a majority of Landry’s common stock not owned by Mr. Fertitta. The transaction is also subject to Landry’s refinancing a portion of its outstanding debt.

Under the merger agreement, there is a "go-shop" provision whereby the Special Committee, with the assistance of its independent advisors, will continue to actively solicit alternative acquisition proposals from third parties until the later of December 17, 2009 or until Landry’s debt refinancing is completed. To the extent that a superior proposal solicited during this period leads to the execution of a definitive agreement, Landry’s would be obligated to pay a $2.4 million break-up fee to Mr. Fertitta’s acquisition company, representing 1% of the equity value of the transaction. No assurances can be given that the solicitation of alternative proposals will result in an alternative transaction.

Landry’s Board of Directors, acting upon the unanimous recommendation of the Special Committee, has approved the merger agreement between Landry’s and Fertitta’s company and has recommended that Landry’s stockholders vote in favor of the merger agreement and merger. The Special Committee received the opinion of Moelis & Company that Mr. Fertitta’s proposal was fair from a financial point of view to Landry’s stockholders, other than Mr. Fertitta.

The transaction is expected to be completed in the first half of 2010, subject to regulatory approvals and other customary closing conditions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which is attached as Exhibit 2.1, and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Fertitta entities or any of their respective subsidiaries or affiliates. Moreover information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosure.

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed merger, Landry’s will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Landry’s from the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Landry’s website at http://www.LandrysRestaurants.com or by directing a request to Landry’s Restaurants, Inc., Investor Relations, 1510 West Loop South, Houston, Texas 77027, telephone: (713) 386 7000.

Landry’s and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of Landry’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Additional information regarding Landry’s directors and executive officers is also included in Landry’s proxy statement for its Combined 2008 and 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2009. This document is available free of charge from the SEC’s Web site at www.sec.gov, from Landry’s website at http://www.LandrysRestaurants.com or by directing a request to Landry’s Restaurants, Inc., Investor Relations, 1510 West Loop South, Houston, Texas 77027, telephone: (713) 386-7000.

Item 7.01 Regulation FD Disclosure.

On November 3, 2009, the Company issued a press release announcing that it had it has entered into a definitive merger agreement with a company wholly-owned by Tilman J. Fertitta, Chairman, Chief Executive Officer and President of Landry’s. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on Landry’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond Landry’s control. A statement containing a projection of revenue, income, earnings per share, same store sales, capital expenditures, or future economic performance, or whether the merger agreement will be consummated are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Mr. Fertitta’s acquisition company; the outcome of any legal proceedings that have been, or may be, instituted against Landry’s related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the effect of local and national economic, credit and capital market conditions on the economy in general, and on the gaming, restaurant and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, higher interest rates and gas prices; construction at the Golden Nugget properties; negative same store sales; or Landry’s inability to continue its expansion strategy. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Landry’s 2008 Annual Report on Form 10-K and in Landry’s other filings with the Securities and Exchange Commission (the "SEC") available at the SEC's Web site at http://www.sec.gov. Landry’s may not update or revise any forward-looking statements made in this press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Definitive Merger Agreement dated November 3, 2009, by and among Landry's Restaurants, Inc., Fertitta Group, Inc., Fertitta Merger Co. and Tilman J. Fertitta for certain limited purposes.

99.1 Press Release dated November 3, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

November 3, 2009	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

2.1	Definitive Merger Agreement dated November 3, 2009, by and among Landry's Restaurants, Inc., Fertitta Group, Inc., Fertitta Merger Co. and Tilman J. Fertitta for certain limited purposes.
99.1	Press Release dated November 3, 2009